As filed with the Securities and Exchange Commission on June 29, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

______________________

Arrow Financial Corporation

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of

incorporation or organization)

22-2448962

(I.R.S. Employer

Identification No.)

250 Glen Street

Glens Falls, NY 12801

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terry R. Goodemote

Senior Vice President, Treasurer and Chief Financial Officer

Arrow Financial Corporation

250 Glen Street

Glens Falls, NY 12801

518.745.1000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Thomas B. Kinsock

Thompson Coburn LLP

One US Bank Plaza

St. Louis, Missouri 63101

314.552.6000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐       Accelerated filer   x       Non-accelerated filer  ☐        Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $1.00 Par Value	200,000	$4,783,000	$555.31

(1)  Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.   Represents the maximum number of shares of Common Stock currently authorized by the Registrant for offer and sale by it under the Arrow Financial Corporation 2011 Employee Stock Purchase Plan.

(2)  Calculated pursuant to Rule 457(c) of the Securities Act of 1933, based on the average high and low prices reported on NasdaqGS® under the symbol AROW, on June 23, 2011.

_______________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Subject to Completion, Dated  __________,  2011

The Registrant hereby files this Registration Statement on Form S-3 to register two hundred thousand (200,000) shares of the Registrant’s Common Stock, $1.00 par value, for sale by the Registrant to participants under the Arrow Financial Corporation 2011 Employee Stock Purchase Plan.

PART I

PROSPECTUS

ARROW FINANCIAL CORPORATION

2011 EMPLOYEE STOCK PURCHASE PLAN

TABLE OF CONTENTS

PROSPECTUS SUMMARY

CAUTIONARY NOTE ABOUT FORWARD LOOKING STATEMENTS

RISK FACTORS

GENERAL PLAN INFORMATION

Plan Purpose

Plan Administrator

Participation

Sale and Withdrawal of Shares

Termination of Participation in Plan

Closing of Account and Distribution of Assets

Restrictions Applicable to Certain Participants Regarding Their Participation and Resale of Shares

U.S. Federal Income Tax Consideration

COMPANY INFORMATION

USE OF PROCEEDS

DISCONTINUATION/AMENDMENTS TO THE PLAN

PLAN OF DISTRIBUTION

LEGAL MATTERS

EXPERTS

Arrow Financial Corporation

2011 Employee Stock Purchase Plan

PROSPECTUS SUMMARY

Arrow Financial Corporation (“Company”) offers to certain persons employed by or rendering services to the Company, or its direct or indirect subsidiaries, the opportunity to participate in the Company’s 2011 Employee Stock Purchase Plan (“Plan”) and to purchase through the Plan shares of the Company’s common stock, $1.00 par value (“Common Stock”).

Participation in the Plan is entirely voluntary.

Under the Plan, participants may purchase shares at a discount from the prevailing market price, subject to limitations.

This Prospectus and supplemental materials provided by the Company from time to time explain the Plan and the choices available to participants.  In deciding from time to time whether you will participate or continue to participate in the Plan and thereby purchase Arrow stock through the Plan, you should rely only on this Prospectus, any Prospectus supplement, and the incorporated Arrow documents.

The Common Stock is listed on NasdaqGS® Market, under the ticker symbol “AROW.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or has determined if this Prospectus is accurate or adequate.  Any representation to the contrary is a criminal offense.

Plan accounts are not savings accounts, deposit accounts or obligations of a bank.  Thus, Plan accounts are not insured by the FDIC, SIPC or any other government agency, and may lose value.  There is no bank guarantee of your Plan account or the securities in your account. Investing in our Common Stock involves investment risks. See the section titled “Risk Factors” in this Prospectus on page 2.

The date of this Prospectus is __________, 2011.

CAUTIONARY NOTE ABOUT FORWARD LOOKING STATEMENTS

The information contained in this Prospectus and in other documents incorporated by reference in this Prospectus may contain statements that are not historical in nature but rather are based on our beliefs, assumptions, expectations, estimates and projections about the future.  These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve a degree of uncertainty and attendant risk.  Words such as “expects,” “believes,” “anticipates,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements.  Some of these statements are merely presentations of what future performance or changes in future performance would look like based on hypothetical assumptions and on simulation models.  Other forward-looking statements are based on our general perceptions of market conditions and trends in business activity, both our own and in the banking industry generally, as well as current management strategies for future operations and development.

RISK FACTORS

An investment in our securities involves risk.  Before making decisions from time to time regarding your participation in the Plan, you should carefully read and consider the risk factors set forth in our most recent Annual Report on Form 10-K (the “Latest Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) as well as any updated disclosure about risk factors contained in any Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the end of the fiscal year covered by the Latest Form 10-K (the “Subsequent SEC Reports”).  Our Latest Form 10-K and Subsequent SEC Reports are at all times incorporated by reference in this Prospectus.  Before making your decisions on participation, you should also refer to other information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement from time to time.  Moreover, there are always risks and uncertainties of which we are unaware that could also materially adversely affect our business, financial condition or results of operations.  In any case, the value of our securities could decline, and you could lose all or part of your investment.

GENERAL PLAN INFORMATION

The following, in question and answer form, describes the Plan.

Plan Purpose

1.

What is the purpose of the Plan?

The primary purpose of the Plan is to provide certain persons employed by or rendering services to the Company or its subsidiaries with an incentive to work for the continued success of the Company by encouraging them to acquire, through the Plan, a proprietary interest in the Company in the form of the Company’s Common Stock.  The Plan is also intended to help the Company retain the services of such persons and attract additional qualified personnel.

The Plan was approved by the Company’s shareholders on April 27, 2011 and becomes effective __________, 2011. The Plan is the successor to the Company’s 2000 Employee Stock Purchase Plan which was discontinued on such date.

Plan Administrator

2.

Who is the Plan administrator and what are the administrator’s duties?

In accordance with the Plan, the Compensation Committee of the Board of Directors of the Company (the “Board”) will serve as the administrator of the Plan (the “Administrator”).

The Administrator has overall responsibility for the oversight and operation of the Plan.  The Administrator may entrust to one or more agents selected by it certain administerial duties under the Plan, including maintenance of separate accounts for participants, distribution of account statements and other Plan materials to participants and eligible persons, and execution of Plan operations, including collection and investment of participant contributions and distribution to participants of shares held in their Plan accounts or the proceeds of sales of shares held in their accounts.

The Administrator has selected the Company’s subsidiary bank, Glens Falls National Bank and Trust Company, Glens Falls, New York, to be its principal agent to assist it in administering the Plan (the “Administrative Agent”), including performance of the tasks listed in the preceding paragraph.

All communications with the Administrator should be directed to the Administrative Agent as follows:

Glens Falls National Bank and Trust Company

250 Glen Street

Glens Falls, New York 12801

Attn:  Human Resources Department; ESPP Administration

(Telephone number 518-745-1000, extension 248)

Most participant questions and requests regarding the Plan can be answered and/or fulfilled by the Administrative Agent.

The Administrative Agent has forms for you to use if you wish to commence participation in the Plan, change the level of your participation, sell or withdraw any shares held in your Plan account, or terminate your participation in the Plan.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

Participation

3.

Who is eligible to participate in the Plan?

The following persons are eligible to participate in the Plan:

()

Regular Employees.  All regular employees of the Company and its subsidiaries who are 18 years of age or older and have been employed by the Company or its subsidiaries continuously for at least one month are eligible to participate.

()

Directors.  Directors of the Company and its subsidiaries are eligible to participate in the Plan from the date they take office.

()

Advisory Directors.  Members of regional and community development boards or similar advisory boards established and maintained by the Company or its subsidiaries may participate in the Plan.

()

Retirees.

Employees who retire from time to time under the Company’s principal retirement plan then in effect, including those who elect early retirement under the early retirement provisions of that plan, may continue to participate in the Plan, provided that they were participating at the time of their retirement.

Directors of the Company or its subsidiaries who cease to serve as directors, for any reason, after attaining the age designated as the early retirement age under the Company’s principal retirement plan then in effect may continue to participate in the Plan, provided that they were participating at the time they ceased to serve as directors.

All such ex-employees or ex-directors who elect to continue their participation upon retirement may continue to participate so long as they actively participate, that is, make regular contributions to the Plan.  However, if and when any such retiree participant terminates his or her participation in the Plan (i.e., discontinues making regular contributions), such participant may not resume his or her participation at a later date, unless such participant re-qualifies by virtue of once again becoming an employee or director.

Advisory directors of the Company and its subsidiaries who cease to serve as advisory directors may not continue to participate in the Plan beyond the date they cease to serve as such, regardless of their age, even if they were participating in the Plan at the time they ceased to serve.

Note:  Carryover Participation by Participants in the Company’s 2000 Employee Stock Purchase Plan.  Any person who was participating in the Company’s 2000 Employees Stock Purchase Plan at the time that plan was terminated and replaced by this Plan, automatically continued his or her participation in this Plan, and will continue to participate in this Plan as an employee, director, advisory director or retiree, subject to the terms and conditions of this Plan, until his or her participation terminates.  On such date, the plan accounts of participants under the 2000 plan automatically became their Plan accounts under this Plan and their elections on levels of participation under the 2000 plan automatically became their participation elections under this Plan and will remain as their participation election until subsequently changed by them.  The current Plan is substantially similar in all material respects to the 2000 plan that it superseded.

4.

How does an eligible person begin his or her participation in the Plan?

Any person who is eligible to participate in the Plan and wishes to participate may do so by completing the prescribed participation form and returning it to the Administrative Agent.  See Question 2.  For Employees, participation will commence as of the first day of the first month following receipt by the Administrative Agent of their participation form.  For other participants, participation will commence on the earliest practicable date after the Administrative Agent’s receipt of their form.

5.

How does a participant make contributions to the Plan?

Participants make contributions to the Plan as follows:

()

In the case of participating employees, contributions are made through automatic regular payroll deductions.

()

In the case of participating directors and advisory directors, contributions are made through either or both of two payment methods:  (1) automatic regular conversion of all or a portion of the directors’ or advisory directors’ fees (including retainers and fees for serving on committees of boards) otherwise payable to them in cash by the Company or its subsidiaries from time to time (“Automatic Conversion of Directors’ Fees”), or (2) automatic direct monthly withdrawals from deposit accounts maintained by such directors or advisory directors with the Company’s subsidiary banks (“Automatic Withdrawals from Deposit Accounts”).

()

In the case of participating retirees, contributions are made through Automatic Withdrawals from Deposit Accounts, unless the retirees also are receiving regular payments of fees from the Company or its subsidiaries from which such contributions may automatically be deducted and applied, in which case contributions may be made, at the election of the participant, through deduction and application of amounts drawn from such payments.

In certain circumstances, the Administrator in its discretion may permit participants to make regular contributions at regular intervals to the Plan in other ways.

6.

What are the dollar limits on participant contributions?

The Compensation Committee establishes minimum and maximum dollar limits on participant contributions from time to time.  The Committee also established the maximum dollar amount of contributions that are eligible to be invested at a discount, which may be a lessor amount than the overall maximum dollar limit on contributions.

Currently, for participating employees and participating retirees, the minimum monthly contribution is $5.00 and  the maximum monthly contribution is $2,000.  The maximum dollar amount that is eligible to be invested at a discount is $1,000 per month.

For participating directors and advisory directors, the current limitation on minimum and maximum contributions are different, depending on whether the individual is contributing through Automatic Conversion of Directors’ Fees or Automatic Withdrawals from Deposit Accounts.  If a director or advisory director is contributing through Automatic Conversion of Directors’ Fees, the minimum contribution is 1% of all such fees, including retainers and committee fees, payable in cash from time to time (which may vary by month), and the maximum contribution is 100% of all such fees payable in cash from time to time.  If a director or advisory director is contributing through Automatic Withdrawals from Deposit Accounts, the minimum and maximum contributions are $5 per month and $2,000 per month, respectively, the same limitations that apply to participant employee and retirees.  If an individual director is contributing through both methods, the minimum and maximum limits are applied separately.  For directors and advisory directors, however, the maximum dollar amount of contributions in any one month entitled to be invested at a discount is $1,000, including both forms of contributions (i.e., not $1,000 from fees and $1,000 from withdrawals).

These minimum and maximum levels may be changed from time to time by the Compensation Committee.

Within the minimum and maximum contribution limits established from time to time, you may select your own individual level of contributions to the Plan.  Participating employees select a dollar amount to be withheld from their paycheck per pay period (e.g., $20.00 per pay period).  Participating directors, advisory directors and retirees who contribute through Automatic Withdrawals from Deposit Accounts select a dollar amount to be withdrawn and contributed per month (e.g., $40.00 per month).  Participating directors and advisory directors who participate through conversion of directors’ fees designate a fixed percentage of such fees owed to them on an ongoing basis (e.g., 50% of fees).

You will indicate your desired level of participation, including any changes in your level of participation, on forms obtained from the Administrative Agent.  See Question 2.

7.

How often may I change the level of my participation?  If I terminate my participation, may I resume my participation later?

You may change your level of participation in the Plan from time to time, but not more frequently than once in any calendar quarter.

If you decrease your level of contributions to zero, however, you will be treated as having terminated your participation in the Plan.  Participants who terminate their participation are not permitted to resume participation for one full year from the end of the calendar quarter in which they terminated participation, and then may resume participation only if they continue to serve as employees, directors or advisory directors.  See Question 17.  Participating retirees who terminate their participation (including by reducing the level of their contributions to zero) will not be permitted to resume participation at any later date, unless and until they should subsequently re-qualify to participate by virtue of once again becoming employees, directors or advisory directors.

8.

What is the discount for shares purchased under the Plan?

If so determined by the Compensation Committee, participants may receive a discount from the current market price of the Common Stock for some or all of the shares acquired on their behalf under the Plan.  The maximum such discount permitted under the Plan at any time is 5%.  Currently, the Committee has determined that the discount under the Plan will be 5%.  That is, shares purchased under the Plan with a participant’s contributions will be purchased at 95% of the current market price of the Common Stock, subject to the limits on discounted purchases discussed in the following paragraph.  The current market price is defined as the average of the high and low sales prices for the Common Stock as reported on the NASDAQ Global Select Market System for the last trading date prior to the date of purchase.

Note:  The Compensation Committee has currently determined that the 5% price discount applies only to the first $1,000 of a participant’s monthly contributions to the Plan, regardless of a participant’s method of contribution or, in the case of participating directors or advisory directors, whether the participant utilizing both permitted methods of participation, i.e., automatic conversion of directors’ fees and automatic withdrawals from a deposit account.  Monthly contributions by a participant in excess of the discount limit (currently, $1,000) will be invested in shares of Common Stock at 100% of the current market price, that is, on a non-discounted basis.

9.

How and when are shares purchased under the Plan?

On the first business day of each month, all participant contributions to the Plan received by the Administrative Agent during the preceding month, including by payroll withholdings, will be commingled and invested in shares of Common Stock.  Currently, all shares of Common Stock purchased under the Plan are purchased directly from the Company and are credited to the Plan accounts of individual participants immediately.  You will receive credit for fractional shareholdings up to three decimal places (.001), as appropriate.

Periodic statements for your Plan account will show all relevant information for shares acquired on your behalf with your Plan contributions.  See Question 14 regarding account statements.

10.

In whose name will shares acquired under the Plan be registered?

All shares purchased under the Plan on your behalf will be delivered to the Administrative Agent and will be registered on the stock transfer books of the Company in the name of the Administrative Agent or its nominee.  The shares will remain so registered for as long as the shares are held in your Plan account.  If and when the shares are subsequently distributed by the Administrative Agent out of your Plan account to you or your designee(s), they will be registered in your name or that of your designee(s).

11.

May I specify a co-owner of my Plan account?  If so, what impact will the addition of such a co-owner have upon my rights as a participant under the Plan?

As a participant in the Plan, you may specify that your Plan account is to be a joint account.  To have a joint account, you must identify on your participation form one or more co-owners of your account.  These co-owners may be any members of your immediate family (e.g., spouse, children, siblings) or may be any other individuals with whom you have a personal or business relationship.  All co-owners must be natural persons.  You may not have a joint account with any business entity, such as a corporation or a partnership, nor may you specify any trust as a co-owner.

If you decide to name one or more co-owners and thus make your Plan account a joint account, you and the other co-owner(s) will have certain rights with respect to the assets in the account.  For example, any decision to sell or withdraw shares from the account will have to be approved by all co-owners of the account.  See Questions 15 and 16 regarding the sale or withdrawal of shares from Plan accounts.  Similarly, if you have a joint account and your participation in the Plan terminates, decisions regarding the distribution of account assets upon closing of the account also will have to be approved by all co-owners.  See Question 19.

On the other hand, you as the Plan participant have the sole right to determine any changes in your level of participation in the Plan or to terminate your participation in the Plan, even if your account is a joint account.

If you have previously established a Plan account in your own name but wish to make it a joint account by adding one or more co-owners, or if you have previously established a joint account but wish to put the account in your own name or to add or subtract co-owners, you may do so without discontinuing your participation in, or contributions to, the Plan.  You will simply need to complete and deliver to the Administrative Agent a new participation form showing the change in ownership of your account and any other documentation required by the Administrative Agent.

Such a change in Plan account ownership will be treated as the establishment by you of a new account and a termination and closing of your old account, with the assets in your old account to be distributed as directed by you (if the old account is solely owned by you) or as directed by you and the co-owners (if the old account is a joint account).  Unlike the case of a normal termination of a Plan account, however, any change in ownership of your Plan account will not require you, the participant, to stay out of the Plan for any designated period of time.

All joint accounts are established as joint tenancies with right of survivorship.  This means that if the participant or any co-owner dies while the assets are held in the joint account, the ownership interest of the deceased in account assets automatically passes to and vests in the surviving account owner or owners (if multiple owners survive, to the multiple owners jointly).

For U.S. Federal income tax considerations of jointly-owned accounts, see Question 22.

12.

What is the cost to participants of participating in the Plan?  Who pays brokerage commissions?

You will not be charged for the cost of opening and maintaining your Plan account.  You will not be charged any brokerage commissions or fees for purchases of shares on your behalf under the Plan.  You will not be charged any fees for withdrawing shares from your Plan account or for the distribution of shares to you when your account is closed.

However, if the Administrative Agent or its representatives sell any shares held in your Plan account into the market, as you may direct from time to time, while your participation continues or upon the closing of your account when your participation terminates, any brokerage commissions or transfer taxes paid in connection with the sales will be deducted from the sale proceeds before they are distributed to you.  No administrative fees will be charged.  See Questions 15 and 19, below, on sales of your shares by the Administrative Agent or its selected broker(s) or agent(s) and the consequences of closing your account.

13.

How will dividends be paid on shares held in my Plan account?

All cash dividends paid on shares of Common Stock held in your Plan account will be paid to the record owner of the shares (the Administrative Agent or its nominee) and credited by the Administrative Agent to your Plan account.  These dividends will then be reinvested automatically in additional shares of Common Stock under the Arrow Financial Corporation Automatic Dividend Reinvestment Plan (the “DRIP”) on the next dividend reinvestment date, which will not necessarily coincide with the next investment date under the Plan.  The DRIP is available to the Company’s shareholders generally and provides for automatic reinvestment of the cash dividends that are paid from time to time on shares that are participating in the DRIP in additional shares of Common Stock.  The reinvestment under the DRIP of cash dividends paid from time to time on the shares held in your Plan account will not, however, result in your receiving a separate account in your name under the DRIP.  Rather, the new shares of Common Stock purchased through the DRIP with the cash dividends paid on your Plan account shares will be credited automatically to your Plan account and will appear on your next Plan account statement.  Even those Plan participants who separately participate in the DRIP will not be entitled to have the new shares purchased with the cash dividends paid on their Plan account shares credited to their separate DRIP accounts.

Note:  When cash dividends on your Plan shares are reinvested in additional shares of Common Stock through the DRIP, the additional shares will be purchased at the current market price of the Common Stock, not at the discounted price available for some or all of the shares purchased by you under the Plan.

Shares purchased through the DRIP with reinvested dividends paid on your Plan shares will be purchased at the same time and in the same manner as all other shares purchased under the DRIP.  Such shares may be purchased (i) on the open market and/or (ii) directly from the Company as determined from time to time by the Company, consistent with applicable securities laws, in either case at the prevailing market price of the Common Stock.  Purchases are effected as soon as practicable after the dividend payment date.  You may obtain a copy of the DRIP brochure or prospectus describing in more detail how the plan operates free of charge from the Administrative Agent.

If the Company declares and pays a stock dividend or a stock split, the shares distributable with respect to the shares of Common Stock held in your Plan account will be distributed to the Administrative Agent who will immediately credit the shares to your Plan account.  The shares, like all other shares in your Plan account, will be registered in the name of the Administrative Agent or its nominee.

No interest will be paid to you on any cash held in your Plan account at any time, including cash contributions to your account or cash dividends received on shares held in your account, while such funds await investment in additional shares of Common Stock.

14.

What will my account statements look like?  What other information will I receive?

You will receive account statements from the Administrative Agent on a monthly basis.  Your account statement will reflect all transactions in your Plan account during the 30-day period preceding the statement date.  Among other things, the statement will reflect:

•

All contributions by you during the period.

•

All purchases of shares of Common Stock on your behalf.

•

All dividends and other distributions on shares held in your account, including shares purchased with cash dividends.

•

Any sales of shares held in your account during the period, and the net proceeds of sales after payment of any brokerage commissions or transfer taxes.  See Question 15.

•

Any withdrawals of shares from your account during the period.  See Question 16.

•

Total shareholdings in your account at period end.

Periodic statements also will identify the discounted purchase price paid for those shares acquired during the statement period at a discount on your behalf, as well as the current market price of such shares on the date of purchase.  The difference between the two prices for shares acquired at a discount (i.e., the current market price minus the discounted purchase price) will be taxed as ordinary income to you on the date of purchase.  See Question 22.

Your account statements can serve as your permanent cost record for shares acquired under the Plan, which you will need for tax purposes if you sell the shares at a later date.  Please keep your statements in a safe place.

As a beneficial owner of the Common Stock held in your Plan account, you will receive all materials regularly distributed by the Company to its shareholders.  This includes notices and proxy materials for meetings of Company shareholders, annual reports to shareholders, and other periodic mailings.  You also will have the authority to direct the Administrative Agent on how to vote the shares held in your account and, to the extent that Company shareholders may have other rights, how those rights should be exercised by the Administrative Agent with respect to the shares in your account.

Sale and Withdrawal of Shares

1.

May I sell shares held in my Plan account?

Yes.  You may elect, without terminating your participation in the Plan, to have the Administrative Agent sell some or all of the whole shares held in your account.  You may elect such sales not more than twice (2 times) in any calendar year.  Written requests for sales of shares should be sent to the Administrative Agent.  See Question 2.

The Administrative Agent will sell shares for Plan account holders once each month, on the 20th day of the month (or if such is not a trading day, on the next trading day thereafter), for all requests received by the Administrative Agent by 12:00 noon, local time, on the 15th day of the month.  Promptly after the sale of your shares, the Administrative Agent will send you a check in the amount of the net proceeds, less applicable brokerage commissions or transfer taxes, if any.  No administrative fees are charged for this service.

Note:  If your account is a joint account, any sale of shares held in the account must be authorized by you and all co-owners of the account.  The written request for sale delivered to the Administrative Agent on the prescribed form must be executed by you and all co-owners.  Unless otherwise indicated on the request form, the proceeds of the sale of any shares held in a joint account will be made payable to you and the co-owner or co-owners of the account jointly.

2.

May I withdraw shares from my Plan account?

Yes.  You may elect, without terminating your participation in the Plan, to withdraw some or all of the whole shares held in your account.  You may elect such withdrawals not more than twice (2 times) in any calendar year.  Written requests for withdrawals of shares should be sent to the Administrative Agent.  See Question 2.

The Administrative Agent will send to you one or more certificates evidencing the withdrawn shares within 30 days of receipt of your request.  The withdrawn shares will be registered in any name(s) you may specify.  If you do not specify, the shares will be registered in your name as it appears on the records of the Plan.

Note:  If your account is a joint account, any withdrawal of shares from the account must be authorized by you and all co-owners of the account.  The written request for withdrawal delivered to the Administrative Agent on the prescribed form must be executed by you and all co-owners.  Unless otherwise indicated on the request form, the withdrawn shares will be registered in the names of you and the co-owner or co-owners of the account jointly.

After you withdraw shares from the Plan, any dividends or other distributions on the withdrawn shares will be mailed directly to you and/or the other persons in whose name the shares may have been registered.  Dividends on withdrawn shares will not be reinvested automatically in additional shares of Common Stock, unless you separately elect to participate in the Company’s DRIP with respect to such shares.

Termination of Participation in Plan

3.

How do I terminate my participation in the Plan?  What happens if my participation terminates?

You may voluntarily terminate your participation in the Plan at any time, by written notice to the Administrative Agent.  Termination will be effective on the date you select in the notice, which may not be earlier than the 5th business day after the date of your notice of termination.

Any reduction of your contributions under the Plan to zero will also constitute a termination of your participation in the Plan, which will be deemed effective on the first subsequent investment date on which Plan contributions would otherwise have been invested on your behalf but are not invested as a result of your reduction of contributions to zero.

If you voluntarily terminate your participation, you may not re-enter the Plan until at least one full year has elapsed after the end of the calendar quarter in which the termination becomes effective, and then may resume participation only if you are then serving as an employee, director or advisory director.

Note:  Former employees or directors who continue to participate in the Plan after their retirement (i.e., as retiree participants)may not reduce their contributions to zero (or otherwise terminate their participation) and then resume their contributions (participation) at a later date unless they subsequently re-qualify for participation by once again becoming an employee, director or advisory director.

When your participation in the Plan terminates, your Plan account is closed and the shares in your account will be (1) distributed to you, or (2) sold upon your request, with the sale proceeds distributed to you, or (3) transferred into an account in your name in the Company’s DRIP, as you choose.  You may indicate your choice among options (1), (2) and (3) on an account distribution form obtained from the Administrative Agent.  If your account is a joint account, the choice of an option for distribution of your account assets must be approved by all co-owner(s) of the account.  See Question 19.

If you wish to terminate your participation in the Plan, you should contact the Administrative Agent to obtain the appropriate forms.  See Question 2.

4.

What happens when I retire from the Company or my service with the Company terminates?

If (i) you retire as an employee or cease to serve as a director at or after attaining the age designated as the early retirement age under the Company’s principal retirement plan, and (ii) you are participating in the Plan at the time of such retirement or cessation of service, you may elect to continue to participate in the Plan thereafter as a “retiree participant,” at the same or a different level of participation, by so notifying the Company and filling out an appropriate form.  All retiree participants are subject to the same terms and conditions as other participants in the Plan, except that retiree participants who subsequently terminate their participation will not be permitted to re-enter the Plan at a later date unless they subsequently re-qualify to participate in the Plan by becoming an employee, director or advisory director once again.

If your employment or your service as a director terminates before you reach early retirement age, you will not be able to continue as a participant in the Plan after such termination.  In such case, your participation in the Plan will terminate on the same date that your employment or service terminates, and your account will be closed as soon as practicable thereafter.

For those advisory directors who may be participating in the Plan, termination of your service as advisory director will automatically results in simultaneous termination of your participation in the Plan, regardless of your age at the time.

If your participation in the Plan should terminate involuntarily (e.g., upon termination of employment or service prior to attaining early retirement age), you will have the same three options available to you for distribution of your Plan account assets as would be available if you were to voluntarily terminate your participation.  The three options are described in Question 19 below.  You may indicate your choice among these options on an account distribution form obtained from the Administrative Agent.  If the account is a joint account, the choice of an option for distribution of your account assets must be approved by all co-owner(s) of the account.

Closing of Account and Distribution of Assets

5.

What happens when my account is closed?  How are account assets distributed?

When your participation in the Plan terminates and your account is closed, the assets in the account will be distributed in one of three ways, as selected by you in writing on an account distribution form obtained from the Administrative Agent.  The three options are as follows:

()

Distribution of Shares.  If you select this option, the Administrative Agent or its representative or agent will (a) deliver to you or on your behalf one or more stock certificates for all of the whole shares of Common Stock in your Plan account, and (b) sell on your behalf any fraction of a share in your Plan account and remit to you the net proceeds.

()

Sale of Shares and Distribution of Proceeds.  If you select this option, the Administrative Agent or its representatives or agents will sell on your behalf all of the whole shares and any fraction of a share in your account and remit to you a check in the amount of the net proceeds.

()

Transfer of Account to Automatic Dividend Reinvestment Plan.  If you select this option, the Administrative Agent will transfer all of the whole shares and any fraction of a share in your Plan account to an account in your name in the Company’s DRIP.  If you already have a DRIP account in your name, the shares will be transferred to that account; otherwise, a new account will be opened in your name.

Note:  If you fail to submit a properly executed or completed account distribution form to the Administrative Agent on a timely basis, the account assets will be distributed in accordance with option (1), above.

If the Administrative Agent or its brokers or agents sell any whole or fractional shares in your account in connection with closing your account, the sale will occur in connection with the Administrative Agent’s next regularly scheduled sale of shares for accountholders.  Such sales occur every month on the 20th day of the month (or if such is not a trading day, on the next trading day thereafter), and cover all sale requests received by the Administrative Agent on or before 12:00 noon, local time, on the 15th day of the month.  After the sale, the Administrative Agent will promptly send you a check in the amount of the proceeds from the sale, less applicable brokerage commissions and transfer taxes, if any.

If your account is a joint account, the account distribution form submitted to the Administrative Agent specifying how the account assets should be distributed must be executed by you and each co-owner of the account.  Regardless of the option selected, the assets distributed out of a joint account will be in the name of you and the co-owner or co-owners of the account jointly, unless the distribution form specifies otherwise.  Thus, if shares are to be distributed (Option 1), the shares will be registered in the name of you and all co-owners jointly, unless your form specifies otherwise.  Similarly, if the account shares are to be sold and the proceeds distributed (Option 2), the check will be made payable to you and the co-owner or co-owners jointly, unless otherwise specified on the form.  Under Option 3 (transfer of account shares to the Company’s DRIP), the shares will be deposited in a joint account under the DRIP in the names of you and all other co-owners, unless the form specifies otherwise.

If your account is solely owned, you may designate a person or persons as beneficiary to receive your account assets in the event of your death.  The beneficiary may be selected by you in writing on a prescribed form obtained from the Administrative Agent.  If you fail to effectively designate a beneficiary, your estate will be deemed to be the beneficiary of your account assets.  See Question 11 for the effect of death on ownership of assets held in a joint account.

Restrictions Applicable to Certain Participants Regarding Their Participation and Resale of Shares

6.

If I am a Company insider or affiliate, are there any special restrictions on my ability to participate in the Plan, change the level of my participation, or sell my Plan shares?

If you are a Company insider subject to Section 16 of the Exchange Act (i.e., you are a director or executive officer of the Company), you may be subject to special restrictions and procedures applicable to your participation in the Plan.  You should contact the Administrative Agent to coordinate your participation in the Plan including enrolling in the Plan, modifying your level of participation in the Plan, selling shares from your Plan account, withdrawing shares from your Plan account and the terminating your participation in the Plan.

Additionally, if you are an “affiliate” of the Company within the meaning of the securities laws (i.e., a controlling person), you will also be subject to limitations on your resale of shares of Common Stock.  The issue of who qualifies as an “affiliate” of the Company and what restrictions apply to resales by affiliates is discussed in Question 21, below.

If you are not an “affiliate” of the Company and have not been an “affiliate” in the preceding 3 months, either you or the Administrative Agent or its brokers or agents acting on your behalf may resell any shares acquired on your behalf under the Plan without registration under the Securities Act or reliance upon any special exemption from registration.  In other words, as a non-affiliate, you generally will not be subject to any restrictions under the registration provisions of the Federal securities laws on the resale of your Plan shares.

7.

Who are Company “affiliates” and what resale restrictions will apply to them?

The term “affiliates” is defined under the Federal securities laws to include individuals who directly or indirectly, through one or more intermediaries, control the Company, such as by participating in or controlling the Company’s management.  Due to the broad meaning given the term “affiliates” under these laws, any director or executive officer of the Company may assume that he or she is an affiliate of the Company and should consult with counsel before selling shares acquired by such person under the Plan.

Affiliates of the Company may resell shares of Common Stock received by them under the Plan only (i) in transactions registered under the Securities Act, (ii) in reliance upon and in compliance with applicable provisions of Rule 144 under the Securities Act, which exempts from registration some resales of securities, or (iii) in reliance upon some other exemption from the registration requirements of the Securities Act.  The Company has neither any obligation nor any present intention to prepare and file a special registration statement under the Securities Act for resales by affiliates of shares received by them under the Plan, and such a registration statement would be necessary before an affiliate could resell shares in a registered transaction.  Whether Rule 144 or some other exemption from the registration requirements of the Securities Act is available for a resale of shares by an affiliate is a complicated question that depends upon the particular circumstances in each individual case.

Most affiliates of the Company also are Company insiders subject to Section 16 of the Exchange Act.  See Question 20, above.

U.S. Federal Income Tax Consideration

8.

What are the Federal tax consequences of my participation in the Plan?

Generally, you as a Plan participant will be required to recognize and report, as income, the amount by which the purchase price for shares purchased on your behalf under the Plan is less than the market price for those shares on the date of each purchase.  For example, if the applicable discount for purchases under the Plan is 5% and you purchase two shares when the market price is $20.00 per share (i.e., you pay $19.00 per share), you will receive shares having a total market value of $40.00 for a total purchase price of $38.00.  The difference, a total of $2.00, will be taxable income to you at the time the shares are acquired for your account, and will be subject to applicable withholding taxes if you are an employee.  The taxable income will be recognized by you, the participant, even if the shares acquired with your contributions are placed in a joint account under the Plan.

The tax basis of accountholders in shares purchased for their accounts under the Plan will be equal to the purchase price paid for such shares plus the amount of income recognized by the participant in connection with the purchase.  Thus, in the example above, your tax basis in the two shares purchased would be $20.00 per share, that is, the sum of the purchase price ($19.00 per share) plus the discount ($1.00 per share, which is recognized as taxable income).

The holding period for shares purchased on behalf of an accountholder under the Plan will begin on the date the Administrative Agent purchases those shares and enters them in the holder’s Plan account.  This date will be identified on account statements.  As an accountholder, your holding period is not affected by the date the shares may be distributed to you by the Administrative Agent out of your Plan account.

Upon any resale by accountholders or by the Administrative Agent or its brokers or agents on behalf of accountholders of shares acquired for their accounts through the Plan, any gain or loss realized by such holders will be treated as gain or loss in connection with the sale or exchange of a capital asset.  Generally, long term capital gain (i.e., gain recognized on assets that have been held by a taxpayer for at least one year) is taxed at a lower tax rate than ordinary income.

If an account is a joint account, the distribution of account assets to a co-owner, who is not the Plan participant, is generally treated, for Federal estate and gift tax purposes, as a gift from the Plan participant to the co-owner at the time the distribution to the co-owner is complete.  Generally, there are no estate and gift tax consequences for transfers of jointly held assets between spouses.

Tax consequences may vary depending upon individual circumstances.  You are advised to consult with your personal tax advisers regarding the particular Federal income tax consequences to you of your participation in the Plan, your purchase of shares through the Plan and your sale of those shares.  You also should consult with your advisers regarding the tax consequences to you, if any, under state or local tax laws.

COMPANY INFORMATION

9.

What is the Company’s business?

The Company is a bank holding company principally engaged in the business of owning, supervising and controlling its banking subsidiaries.  As of the date of this Prospectus, it owns two nationally chartered banks in New York - Glens Falls National Bank and Trust Company, headquartered in Glens Falls, and Saratoga National Bank and Trust Company, located in Saratoga Springs.  Our principal executive office is located at 250 Glen Street, Glens Falls, New York 12801 and our telephone number is 518-745-1000.

The Company’s banks serve their home towns and the communities in Northeastern New York State through an extensive network of branch offices.  The banks offer electronic banking services, including automated teller machines and point-of-sale terminals and Internet banking.  The banks are full-service banks providing a broad range of financial products, such as mortgage, consumer and commercial loans and a full array of demand and time deposit accounts products and trust services.

10.

What additional information about the Company is available?

The Company is subject to the informational requirements of the Exchange Act, and accordingly files extensive information with the SEC.  Filed documents include annual and quarterly reports, proxy statements and press releases.

The following information filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus:

()

Our Annual Report on Form 10-K for our fiscal year ended December 31, 2010, filed on March 10, 2011.

()

Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 10, 2011;

()

Our Current Reports on Form 8-K  filed on March 22, 2011, April 19, 2011 and April 29, 2011 (except, in any such case, the portions furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise); and

()

The description of the Common Stock of the Company contained in the registration statement on Form 8-A filed by the Company under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of shares under this Prospectus will be incorporated by reference into this Prospectus.

You may read and copy any such reports, statements or other information at the SEC’s public reference room at 100 F Street, N.E., in Washington, D.C. 20549.  Please call the SEC at l-800-SEC-0330 for further information on the public reference room.  The Company’s SEC filings are also available to the public on the SEC internet site at http://www.sec.gov.

At your request, we will send you a copy, at no charge, of any or all of these incorporated documents.  Written requests should be directed to Investor Relations, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801.  Telephone requests for copies may be directed to (518) 745-1000, Ext. 307, Investor Relations.

The shares of Common Stock are traded on the NasdaqGS® Market.  The ticker symbol is AROW.

USE OF PROCEEDS

11.

What will the Company do with the proceeds of sales of shares under the Plan?

Arrow is unable to predict the number of shares of Common Stock that will be purchased under the Plan from Arrow or the prices at which any such shares will be purchased from it.  Any proceeds realized from the sale of shares under the Plan will be used by the Company for general corporate purposes.

DISCONTINUATION/AMENDMENTS TO THE PLAN

12.

May the Company discontinue or change the Plan?

The Plan will expire on the 10th anniversary of its effective date.  However, the Company reserves the right to terminate the Plan at any time.  If so, you will have the same options for closing your Plan account as if you had elected individually to terminate your participation.  See Question 19 above.

The Board may amend the Plan from time to time in its discretion; provided, however, that any such amendment requiring the approval of shareholders of the Company under applicable law or regulation will not become effective unless and until such shareholder approval has been obtained.  No such amendment may materially impair the rights of any participants to shares already acquired by them under the Plan.

PLAN OF DISTRIBUTION

Shares of our Common Stock purchased by the Administrative Agent on behalf of the participants under the Plan will be purchased directly from Arrow, consistent with the procedures and subject to the limitations described in this Prospectus.  See Question 9.   Plan participants for whose accounts such shares are acquired may resell such shares either in market transactions (including coverage of short positions) on any national securities exchange on which shares of our Common Stock trade or in privately negotiated transactions, without restriction under the Securities Act of 1933, as amended, except for any such participants who may also be deemed to be an affiliate of Arrow or underwriters with respect to their purchase and sale of such shares. See Questions 20 and 21.   Our common stock is currently listed on NasdaqGS® under the ticker symbol AROW.

You will not be charged for the cost of opening and maintaining your Plan account.  You will not be charged any brokerage commissions or fees for purchases of shares on your behalf under the Plan.  You will not be charged any fees for withdrawing shares from your Plan account or for the distribution of shares to you when your account is closed.

However, if the Administrative Agent or its representatives sell any shares held in your Plan account into the market, as you may direct from time to time, while your participation continues or upon the closing of your account when your participation terminates, any brokerage commissions or transfer taxes paid in connection with the sales will be deducted from the sale proceeds before they are distributed to you.  No administrative fees will be charged.  See Question 9.

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of our Common Stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

LEGAL MATTERS

Certain legal matters relating to the Plan and this Prospectus have been reviewed for the Company by the law firm of Thompson Coburn LLP.

EXPERTS

Consolidated financial statements of Arrow as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

With respect to the unaudited interim consolidated financial information for the periods ended March 31, 2011 and 2010, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in Arrow’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim consolidated financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act of 1933.

* * * * *

Part II

Information Not Required in Prospectus

Item 14.

Other Expenses of Issuance and Distribution.

SEC Registration Fee	$555.31
Legal Fees and Expenses	$10,000
Accounting Fees and Expenses	$5,000
Miscellaneous	1,000
Total Expenses	$16,555.31

Item 15.

Indemnification of Directors and Officers.

Sections 721-726 of the New York Business Corporation Law generally provide for or permit a corporation to indemnify the directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interests of the corporation.

The Registrant's Certificate of Incorporation provides that directors and officers of the Registrant shall be indemnified, to the fullest extent permitted by the Business Corporation Law, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by them in connection with actions to which they are, or are threatened to be made, parties.  If a director or officer is not successful in the defense of an action, he or she is entitled to indemnification, under the Registrant's Certificate of Incorporation and the relevant provisions of law, if ordered by a court or if the Board of Directors, acting by a majority vote of a quorum of disinterested directors or upon the written opinion of independent legal counsel, determines that the director or officer acted in good faith for a purpose which he or she  reasonably believed to be in the best interests of the Registrant, and, in criminal actions, had no reasonable cause to believe his or her conduct was unlawful.  In connection with actions by or in the right of the Registrant (derivative suits) as to which the director or officer is not successful, indemnification is permitted for expenses and amounts paid in settlement only if and to the extent that a court of competent jurisdiction deems proper, and indemnification for adverse judgments is not permitted.

Under the Registrant's Certificate of Incorporation and applicable provisions of law, the Board of Directors or the Registrant may advance expenses to a director or officer before final disposition of an action or proceeding upon receipt of an undertaking by the director or officer to repay the amount advanced if he or she is ultimately found not to be entitled to indemnification with respect thereto.

The Registrant’s Certificate of Incorporation also provides that to the fullest extent permitted by law, subject only to the express prohibitions on limitation of liability set forth in Section 402(b) of the Business Corporation Law, a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for any breach of duty as a director.

Pursuant to policies of directors’ and officers’ liability insurance, the directors and officers of the Registrant and its subsidiary banks are insured, subject to the limits, exceptions and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers of such entities.

Item 16.

Exhibits.

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17.

Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glens Falls, State of New York, on June 29, 2011.

ARROW FINANCIAL CORPORATION

By: /s/ Thomas L. Hoy

Thomas L. Hoy,

President and Chief Executive Officer

We, the undersigned officers and directors of Arrow Financial Corporation, hereby severally and individually constitute and appoint Thomas L. Hoy and Terry R. Goodemote and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Thomas L. Hoy Thomas L. Hoy	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 29, 2011
/s/ Terry R. Goodemote Terry R. Goodemote	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 29, 2011
/s/ Herbert O. Carpenter Herbert O. Carpenter	Director	June 29, 2011
/s/ John J. Carusone, Jr. John J. Carusone, Jr.	Director	June 29, 2011
/s/ Michael B. Clarke Michael B. Clarke	Director	June 29, 2011
/s/ Gary C. Dake Gary C. Dake	Director	June 29, 2011
/s/ Mary-Elizabeth T. FitzGerald Mary-Elizabeth T. FitzGerald	Director	June 29, 2011
/s/ David G. Kruczlnicki David G. Kruczlnicki	Director	June 29, 2011
/s/ Elizabeth O’C. Little Elizabeth O’C. Little	Director	June 29, 2011
/s/ David L. Moynehan David L. Moynehan	Director	June 29, 2011
/s/ John J. Murphy John J. Murphy	Director	June 29, 2011
/s/ Richard J. Reisman, D.M.D. Richard J. Reisman, D.M.D.	Director	June 29, 2011

Exhibit Index

The following exhibits are filed or incorporated by reference as part of this registration statement:

Exhibit

Number

Exhibit

3.(i)

Certificate of Incorporation of the Registrant, incorporated herein by reference from the Registrant’s Annual Report filed on Form 10-K for the year ended December 31, 2007

3.(ii)

By-laws of the Registrant, as amended, incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed on November 24, 2009

4.1*

Arrow Financial Corporation 2011 Employee Stock Purchase Plan

5.1*

Opinion of Thompson Coburn LLP

15.1*

Letter of Independent Registered Public Accounting Firm Regarding Unaudited Interim Financial Information

23.1*

Consent of KPMG LLP

23.2*

Consent of Thompson Coburn LLP (included in Exhibit 5.1)

24.1*

Power of Attorney (included on signature page of this Registration Statement)

* Filed herewith

Exhibit 4.1

ARROW FINANCIAL CORPORATION

2011 EMPLOYEE STOCK PURCHASE PLAN

1.

Purpose; Successor to 2000 Employee Stock Purchase Plan.

(a)

The general purpose of the Arrow Financial Corporation 2011 Employee Stock Purchase Plan (the “Plan”) is to provide certain persons employed by or rendering services to Arrow Financial Corporation (the “Company”) or its direct or indirect subsidiaries (“Subsidiaries”) with an incentive to work for the continued success of the Company by encouraging them to acquire a proprietary interest in the Company in the form of the Company’s common stock, $1.00 par value (“Common Stock”).  The Plan is also intended to help the Company and its Subsidiaries retain the services of such persons and attract additional qualified personnel.

(b)

The Plan is the successor to the Company’s 2000 Employee Stock Purchase Plan (the “2000 Plan”).  The Plan was approved by the Board of Directors of the Company (the “Board”) on February 28, 2011 and shall first become effective on the later of (i) the date the Plan is approved by the Company’s shareholders and (ii) the date the registration statement related to the Common Stock to be issued under the Plan becomes effective (the “Effective Date”).  At the Effective Date, (i) the 2000 Plan will be terminated and no additional shares will be purchased or sold under the 2000 Plan, (ii) participants in the 2000 Plan will automatically become participants in this Plan, and (iii) accounts for participants under the 2000 Plan will automatically be converted into and become Plan Accounts (as defined in Section 9(a) below) under this Plan.

2.

Number of Shares; Source of Shares.

(a)

The maximum number of shares of Common Stock that may be purchased under the Plan on behalf of participants (“Participants”) is Two Hundred Thousand (200,000), provided that, if the Company shall at any time change the number of shares of Common Stock issued and outstanding without new consideration to the Company (such as by a stock dividend, stock split or corporate reorganization or recapitalization), the total remaining number of shares that may be purchased under the Plan at the time of such change shall be adjusted accordingly.

(b)

All shares purchased under the Plan shall be purchased from the Company, which may be authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in the treasury.  The Company shall reserve Two Hundred Thousand (200,000) shares of Common Stock, subject to adjustment from time to time in the event of certain changes in the number of outstanding shares of Common Stock as provided in Section 2(a), for issuance under the Plan.

3.

Purchase Price.

(a)

The purchase price for shares of Common Stock purchased on behalf of Participants under the Plan (the “Purchase Price”) shall be as determined from time to time by the Compensation Committee (as defined in Section 4(a) below).  Such Purchase Price may not be greater than the Current Market Price of the Common Stock (as defined in Section 3(c) below).  The Purchase Price may, however, for some or all of the shares purchased from time to time under the Plan, be less than the Current Market Price of the Common Stock, and if so will be expressed as a discount from such Current Market Price (any such discounted Purchase Price, the “Discounted Price”); provided that the maximum discount from the Current Market Price of Common Stock that may be reflected in the Discounted Price at any time under the Plan shall be five percent (5.0%).

(b)

If a Discounted Price is in effect for purchases of shares under the Plan and the Compensation Committee has set for Participants or any class of Participants the Maximum Contribution Eligible for Discount (as defined in Section 7(b) below) that is less than the Maximum Contribution (as defined in Section 7(a) below) then designated for such Participants or class, all contributions by any Participant in excess of the Maximum Contribution Subject to Discount for such Participant (“Excess Contributions”) will be invested for the Participant in additional shares of Common Stock at the then Current Market Price of the Common Stock.  That is, the Purchase Price for all Excess Contributions will be the then Current Market Price of the Common Stock, not the Discounted Price.

(c)

The “Current Market Price” of the Common Stock as of any date shall be the average of the high and low sale prices for the Common Stock, as reported on the NASDAQ Global Select Market or such other national securities exchange or quotation system on which the Common Stock may be listed at such time (any such, a “National Securities Exchange”), for the last trading date prior to such date.

4.

Administration.

(a)

The Compensation Committee of the Board of the Company will serve as administrator of the Plan (the “Administrator”).  The principal duties of the Administrator are to interpret the Plan provisions, to oversee the operation of the Plan, and to make key determinations regarding the Plan, including eligibility to participate in the Plan.  Subject to the express provisions of the Plan, the Administrator is authorized to approve such policies and procedures for the Plan and to issue such interpretations of the Plan as it deems appropriate and desirable to ensure the efficient operation of the Plan and achievement of the Plan’s purposes.  All actions taken and all interpretations issued by the Administrator shall be conclusive and binding on the Company and all Participants and other persons affected thereby.

(b)

The Administrator may appoint and/or retain one or more qualified service providers or other agents (collectively, “Agents;” any such, an “Agent”), including the Company’s Subsidiary, Glens Falls National Bank and Trust Company, Glens Falls, New York, to assist in the oversight and operation of the Plan and may entrust to any such Agent specific ministerial duties under the Plan, including maintenance of separate accounts for individual Plan Participants (“Plan Accounts”), distribution of account statements to Plan Participants, and preparation and distribution of Plan materials and forms to Participants and persons eligible to participate.

(c)

The Administrator, with the consent of the Board, may designate a successor to serve as Administrator.  All administrative costs of the Plan will be borne by the Company, except as may be expressly provided otherwise herein.  The Administrator and any Agents appointed by the Administrator shall not be liable for any actions taken or determinations made by them in good faith with respect to the Plan.

5.

Participation.

(a)

Persons eligible to participate in the Plan shall include (i) regular employees of the Company and its Subsidiaries, as defined in Section 5(b) below (“Employees”), (ii) members of the Board of the Company and members of the boards of directors of the Company’s Subsidiaries, in each case,  who are not also Employees (“Directors”), (iii) members of regional and community development boards or similar advisory boards established and maintained by the Company or its Subsidiaries from time to time who are not also Employees (“Advisory Directors”), and (iv) certain retired Employees and Directors, as defined in Section 5(c) below (“Eligible Retirees”).

(b)

“Employees” eligible to participate in the Plan shall mean those regular employees of the Company or its Subsidiaries who have attained the age of eighteen (18) years and have been employed continuously by the Company or a Subsidiary for at least one (1) full month and as otherwise defined from time to time by the Committee, provided that the actual participation in the Plan of any Employee meeting such qualifications may not commence before the first day of the month following the day on which the Employee first so qualified.

(c)

“Eligible Retirees” eligible to participate in the Plan shall mean all Employees or Directors who retire from employment or service with the Company or its Subsidiaries while they are participating in the Plan for so long as they continue to participate in the Plan.  For purposes of the preceding sentence, (i) an Employee shall be deemed to have “retired” from employment with the Company or its Subsidiaries if he or she retires from such employment under the Company’s principal retirement plan for its employees then in effect (the “Retirement Plan”) in accordance with the plan’s early retirement provisions or at (or after) normal retirement age under the plan, and (ii) a Director shall be deemed to have “retired” from service with the Company or its Subsidiaries if he or she ceases to serve as a Director of the Company and/or its Subsidiaries at or after attaining the age designated as the early retirement age under the Retirement Plan then in effect, regardless of the reason for such Director’s cessation of service.  Any Eligible Retiree who elects to continue his or her Participation in the Plan after retirement will continue to be eligible for such participation, and will not lose the right to participate in the Plan, until such subsequent time as such Participant elects to terminate his or her participation or knowingly allows his or her participation to terminate, at which time the right of the Eligible Retiree to participate in the Plan will be forever relinquished and he or she will have no further right to participate or resume participation in the Plan unless and until such time as such person may  subsequently re-qualify to participate in the Plan as an Employee, Director or Advisory Director.  Except for the foregoing provision regarding termination of Participation, Eligible Retirees who continue to participate in the Plan following retirement will be subject to the same terms and conditions and have the same rights and privileges as other Participants, including the right to change the level of their participation from time to time.

(d)

Notwithstanding any other provision in this Plan to the contrary, any person who was participating in the 2000 Plan in any capacity at the time the 2000 Plan terminates and this Plan becomes effective shall be entitled to continue to participate in this Plan, without necessarily qualifying under the Plan to participate at such time, and shall thereafter be entitled to continue participation as an Employee, Director, Advisory Director or Eligible Retiree, whatever category of Participant most nearly fits such participant’s status at such time, and subject thereafter to the terms and conditions of continuing participation applicable to such category of Participant.

(e)

Any eligible person who elects to commence participation in the Plan may do so by completing the prescribed participation form, indicating thereon the initial level of participation by such Participant (which may not be zero) and returning such form to the Administrator or its Agent.  Participation of an Employee electing to participate will commence only as of the first day of a pay period for an Employee or, for any other Participant, upon the earliest practicable date after receipt by the Administrator or its Agent of the completed participation form, as determined by the Administrator or its Agent.

6.

Participant Contributions.

(a)

Participants contribute to the Plan through regular contributions (“Contributions”) effected at regular intervals (generally, not less often than monthly), as determined from time to time by the Administrator and the Company.  The methods by which Participants may make Contributions will be as determined from time to time by the Administrator in consultation with the Company, which methods may vary depending on the category of the Participant.  In the case of participating Employees, Contributions typically will be made through regular payroll deductions.  In the case of participating Directors and Advisory Directors, Contributions typically will be made through automatic conversion of fees otherwise payable to such persons, including, as appropriate, directors’ fees, committee fees, and retainer fees, or through automatic direct withdrawals from deposit accounts maintained by the Participant with one of the Company’s subsidiary banks (“Automatic Withdrawals from Deposit Accounts”).  In the case of participating Eligible Retirees, Contributions typically will be made through Automatic Withdrawals from Deposit Accounts, unless such  Eligible Retirees are also receiving regular payments of fees from the Company or its Subsidiaries, in which case Contributions may be made through conversion of such payments.  In appropriate circumstances, the Administrator in its absolute discretion may permit other methods of effecting Contributions under the Plan.  Participants determine the level of their Contributions from time to time, within limitations established by the Compensation Committee (as further discussed in Section 7 below).  Participants may increase or decrease their level of Contributions in accordance with Section 7(d), provided that Participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may not change the level of their Contributions to the Plan except in accordance with applicable law and Company policy.

(b)

No interest shall accrue on Contributions received from or on behalf of Participants under the Plan pending investment thereof in shares of Common Stock, as provided in Section 8 below.  Any Contributions received and held pending investment by the Administrator or any Agent shall be held in one or more insured deposit accounts maintained by the Administrator or its Agent on behalf of Plan Participants as a group at one or more insured depository institutions selected by the Administrator in its sole discretion, which may include one or more of the Company’s subsidiary banks.

7.

Limitations on Contributions.

(a)

The Compensation Committee may from time to time, at its discretion, establish limitations on the maximum amounts or levels and the minimum amounts or levels that may be contributed by individual Participants during a designated period (e.g., per month or per pay period) under the Plan, which limitations (the “Maximum Contribution” and the “Minimum Contribution,” respectively), may be expressed as absolute dollar amounts or by some other objective measurement (e.g., a designated percentage of salaries, fees, contract amounts or other regular payments due to the individual Participants).  The Administrator may specify a single set or more than one set of such limitations (collectively, the “Contribution Limitations”) for Participants, provided that all members of any similarly-situated category of Participant shall be subject to the same set of Contribution Limitations at any given time.

(b)

In addition to the Contribution Limitations specified in Section 7(a) above, the Compensation Committee may establish from time to time, at its discretion, limits on the maximum amount of Contributions made to the Plan by individual Participants that will be eligible for investment in the Common Stock of the Company at the then prevailing Discounted Price.  This limitation (the “Maximum Contribution Eligible for Discount”), like the Contribution Limitations under Section 7(a) above, may be expressed as an absolute dollar amount or by some other objective measurement, and may be different for different categories of Participants, if the Compensation Committee so determines, provided that all members of any similarly situated category of Participant shall be subject to the same limitation in effect at any time.  Any such Maximum Contribution Eligible for Discount established for Participants generally or for any category of Participants may not be greater than, but may be less than, the Maximum Contribution then applicable to such Participants.

(c)

The Contribution Limitations and the Maximum Contribution Eligible for Discount, as in effect for Participants or any category of Participants from time to time, may not be waived for any individual Participant and may only be changed by the Compensation Committee, in its discretion, and not by any Agent.  Any change in the Contribution Limitations or the Maximum Contribution Eligible for Discount will become effective only after reasonable prior notice thereof has been provided to Participants affected by such change and, if and to the extent legally required or deemed appropriate by the Compensation Committee, such Participants have been given the opportunity to alter their level of participation in the Plan.

(d)

Subject to the foregoing limitations, Participants may select their individual desired level of participation in the Plan (i.e., their Contributions) with such frequency and at such intervals as may be established by the Administrator.  Changes in levels of participation by Participants shall be effected on such forms as may be determined from time to time by the Administrator or its Agent; provided that Participants who are subject to Section 16 of the Exchange Act may not change the level of their Contributions to the Plan except in accordance with applicable law and Company policy.

(e)

Any Participant who decreases his or her level of Participation (i.e., Contributions) to zero (0) will be treated as having terminated participation in the Plan and will not be permitted to resume participation in the Plan for one (1) full year from the end of the calendar quarter in which such termination occurred, and will be permitted to resume participation at or after such time only if such person is then serving as an Employee, Director or Advisory Director of the Company or one or more of its Subsidiaries.

8.

Purchases of Shares Under the Plan.

(a)

The Administrator shall determine from time to time the regularly recurring dates (occurring not less often than monthly) on which Contributions from Participants will be invested in shares of Common Stock under the Plan. On each such date (an “Investment Date”), all Contributions received from or on behalf of Participants since the immediately preceding Investment Date will be collected and accumulated by the Administrator or its Agent and paid or forwarded to the Company.  Such accumulated Contributions will be invested on behalf of the contributing Participants in shares of Common Stock of the Company at the Purchase Price or Prices for such shares determined as provided in Section 3 above.  Shares thus purchased shall be deliverable by the Company to the Administrator or its Agent on the Investment Date or as soon as practicable thereafter.

(b)

All purchases of shares under the Plan on behalf of Participants will be reflected on account statements prepared and distributed to Participants by the Administrator or its Agent relating to the Plan Accounts maintained for Participants as specified in Section 9(a) below.  The purchase of, and the cost basis for, shares purchased for any Participant on an Investment Date at a Discounted Price will be reflected separately on such Participant’s account statement from the purchase of, and the cost basis for, any shares that may have been purchased for the Participant on such date at the Current Market Price.

(c)

All shares purchased under the Plan and delivered to and subsequently held by the Administrator or its Agent will be registered on the stock transfer books and credited in the name of the Administrator or its Agent, or the nominee of either of them, until such time as such shares are transferred by the Administrator or its Agent out of the Plan Accounts of the individual Participants or sold by the Administrator or its Agent on behalf of individual Participants, in accordance with and subject to the provisions of this Plan regarding withdrawals, distributions and sales of shares out of Plan Accounts.

(d)

Participants will be credited with the purchase of fractional shares of Common Stock up to three decimal places, e.g., .001 of a share, subject to such limitations as may be provided elsewhere in this Plan or as the Compensation Committee or Administrator may specify regarding withdrawals, distributions, sales or the cashing out of fractional shares held in Participants’ Plan Accounts.

9.

Plan Accounts, Account Statements, Shareholder Rights of Participants.

(a)

The Administrator will ensure that a separate Plan Account is maintained for each Plan Participant by it or its Agent.  The Administrator or its Agent may provide for procedures relative to specification by a Participant of a co-owner of the Participant’s Plan Account.  The Plan Account records will reflect all contributions by or on behalf of such Participant, all purchases of shares of Common Stock under the Plan on behalf of such Participant, all dividends and other amounts paid on shares held in such Plan Account, all sales of shares held in such Plan Account by the Administrator or its service provider or other Agent, and all withdrawals of shares or funds from such Plan Account.

(b)

Participants will receive monthly account statements from the Administrator or its Agent as well as all notices and proxy materials for meetings of Company shareholders and all other materials distributed to Company shareholders.

(c)

Each Participant will have the authority to direct the Administrator or its Agent in the manner of voting the shares of Common Stock held in such Participant’s Plan Account or regarding any other action that may be taken by shareholders of the Company with respect to shares of Common Stock owned by them.

10.

Withdrawal of Shares from Plan Accounts.

A Participant may elect, without terminating his or her participation in the Plan, to receive a distribution of any or all whole shares of Common Stock held in such Participant’s Plan Account not more than twice in any calendar year, by written request directed to the Administrator or its Agent.  Any shares thus withdrawn and distributed to a Participant will be evidenced by one or more stock certificates, as requested by the Participant, and registered on the books of the Company in the name of the Participant or such other person or persons as the Participant may request.  If a name is not specified, the shares will be registered in the name of the Participant as it appears on the records of the Plan.  Any such withdrawals will require at least five (5) business days’ prior written notice to the Administrator or its Agent on the prescribed form.  On or as soon as practicable following the requested effective date of such withdrawal as specified in the notice, but in any event not later than 30 days after receipt of the written request in proper form, the Administrator or its Agent will send to the requesting Participant the stock certificate or certificates evidencing the withdrawn shares.  Participants subject to Section 16 of the Exchange Act may not effect such withdrawals except in accordance with applicable law and Company policy.  After the effective date of any such withdrawal of shares, all dividends and other distributions and materials made or provided with respect to the withdrawn shares will be mailed directly to the registered holder of such shares.

11.

Dividends.

(a)

All cash dividends paid on shares of Common Stock held under the Plan in the name of the Administrator or its Agent or nominee will be paid to the Administrator or its Agent or nominee and credited to the Plan Accounts of the appropriate Participants.  These dividends will then be reinvested automatically in additional shares of Common Stock of the Company under the Arrow Financial Corporation Automatic Dividend Reinvestment Plan (the “DRIP”) on the next dividend reinvestment date under the DRIP, which will not necessarily coincide with the next Investment Date under the Plan.  All additional shares of Common Stock thus purchased with reinvested dividends will be credited to the Plan Accounts of the respective Participants.  Participants will not receive separate accounts under the DRIP solely as a result of the reinvestment through the DRIP of cash dividends paid from time to time on the shares held in their Plan Accounts, and those Participants who maintain separate DRIP accounts without regard to their participation in the Plan will not be entitled to have the additional shares of Common Stock acquired on their behalf through the DRIP with reinvested cash dividends paid on the shares in the Plan Accounts credited to their separate DRIP accounts.  Otherwise, shares purchased through the DRIP with reinvested cash dividends paid on shares held in Plan Accounts will be purchased in the same manner as all other shares purchased through the DRIP.  Specifically, the purchase price for all such additional shares will be the same purchase price paid for other shares of Common Stock acquired from time to time through the DRIP on behalf of other DRIP participants, which purchase price (i) will not reflect any Discounted Price that may then apply to purchases of shares for Participants under this Plan and (ii) may not be identical to the Current Market Price of the Common Stock then determined under this Plan.  In addition, any such cash dividends paid on shares held in Plan Accounts and automatically reinvested through the DRIP in additional shares on behalf of Participants will not be treated as Contributions to the Plan by such Participants for purposes of evaluating their compliance with the Contribution Limitations or the Maximum Contribution Subject to Discount then in effect with respect to their participation in the Plan.  If so requested, the Administrator or its Agent will provide to Participants free of charge a brochure and/or prospectus relating to the DRIP describing in more detail how the DRIP operates.

(b)

All stock dividends and stock splits paid on shares of Common Stock held in Plan Accounts of Participants will be paid to the Administrator or its Agent or nominee, as the record owner of such shares, and immediately credited to the Plan Accounts of such Participants.

12.

Administrator Sale of Shares for Participants.

Any Participant (other than a Participant subject to Section 16 of the Exchange Act) may elect, not more than twice in any calendar year, to have the Administrator or its Agent, acting through such other agents or brokers as the foregoing may choose in its sole discretion, to sell some or all of the whole shares of Common Stock held in the Plan Account of such Participant, with the net proceeds of such sale, after the deduction of brokerage commissions and any transfer taxes, to be remitted by the Administrator or its Agent to the Participant.  Such election shall be on such form and subject to such procedures as may be prescribed by the Administrator or its Agent.  A Participant subject to Section 16 of the Exchange Act wishing to direct the Administrator or its Agent to sell shares of Common Stock held in such Participant’s Plan Account must comply with special procedures established by the Administrator or its Agent from time to time regarding such sales, and if such sales are suspended or prohibited at the time under these procedures, may not effect such sales until the suspension or prohibition is lifted.

13.

Termination of Participation.

(a)

A Participant may voluntarily terminate his or her participation in the Plan at any time by submitting notice of such termination on a form prescribed by the Administrator or its Agent.  The effective date of any such termination shall be the date specified by the Participant in the notice, which may not be earlier than the fifth business day following the date on which the notice is delivered or mailed to the Administrator or its Agent.  Any election by a Participant to reduce his or her Contributions under the Plan to zero (0) will constitute a notice of termination by the Participant, effective on the fifth business day following delivery of such election to the Administrator or its Agent, unless a later effective date is specified by the Participant in the election.

(b)

Participation in the Plan by any Participant terminates automatically upon the death of such Participant.  In addition, participation in the Plan by any Advisory Director terminates automatically upon the resignation, replacement or cessation of service of such Advisory Director.

(c)

On and after the effective date of any termination of participation, voluntary or automatic, no additional contributions to the Plan will be accepted from or on behalf of the terminating Participant.  Any person whose participation in the Plan has terminated may not resume participation in the Plan for one (1) full year from the end of the calendar quarter in which the termination becomes effective, and may resume participation on or after such date only if such person is then eligible to participate by virtue of then qualifying to participate as an Employee, Director or Advisory Director of the Company and/or one or more of its Subsidiaries.

(d)

Upon termination of a Participant’s participation in the Plan, the Plan Account of the Participant typically will be terminated and the assets in the Plan Account will be distributed to the Participant.  Any such distribution will be effected in one of three methods identified below, as selected in writing by the Participant, or in the event of the death of the Participant, by his or her successor, heir or the administrator of his or her estate, as the case may be (any such, the “personal representative” of the Participant), on an account distribution form obtained from the Administrator or its Agent.  Terminating Participants who fail to properly select a distribution method will have the assets in their Plan Account distributed in accordance with the first method set forth below in subparagraph (i). The three options are as follows:

(i)

Distribution of Shares.  The Administrator or its Agent will (a) issue to the Participant or the Participant’s personal representative one or more stock certificates for all of the whole shares of Common Stock in the Plan Account, and (b) sell any fractional shares in the Plan Account and remit the net proceeds to the Participant or the Participant’s personal representative.

(ii)

Sale of Shares and Distribution of Proceeds.  The Administrator or its Agent will sell on the Participant’s behalf all of the whole shares and any fractional shares in the Plan Account and remit the net proceeds to the Participant or the Participant’s personal representative.

(iii)

Transfer of Account to the DRIP.  The Administrator will transfer all of the whole shares and any fractional shares in the Plan Account to an account in the DRIP in the name of the Participant.  If a DRIP account already exists in the name of the Participant, the shares will be transferred to that account; otherwise, a new account under the DRIP will be opened in the Participant’s name.

(e)

If, in connection with any termination and distribution of a Participant’s Plan Account pursuant to Section (d) above, the Administrator or its Agent sells any whole or fractional shares in the Plan Account, the sale will occur in connection with the next regularly scheduled sale of shares for Participants by the Administrator or its Agent, in accordance with procedures established from time to time by the Administrator for such sales.

(f)

In connection with any termination or distribution of a Participant’s Plan Account pursuant to Section (d) above, any cash held in the Plan Account, including cash awaiting   investment, will be remitted by the Administrator or its Agents to the Participant or the Participant’s personal representative.

(g)

Notwithstanding Sections 13(d) and (e) above, if the Compensation Committee so determines from time to time in its sole discretion, Participants terminating their participation in the Plan who meet certain requirements established by the Compensation Committee may be permitted, if they so elect, to retain their Plan Accounts following such termination, for such period of time and subject to such conditions as the Compensation Committee may determine.  During any such period of continuing account holding on behalf of terminated Participants, the accountholders shall have such rights with respect to the shares held on their behalf in their Plan Accounts as the Compensation Committee may determine, provided that the ability of such accountholders to resume participation in the Plan by resumption of cash Contributions to the Plan by them or on their behalf shall be subject to the express provisions of this Plan regarding such resumption.

(h)

Notwithstanding Sections 13(d) and (e) above, Participants who are subject to Section 16 of the Exchange Act at the time of termination and distribution of their Plan Accounts may be subject to special restrictions and procedures with regard to their obtaining the shares and other assets held in their Plan Accounts, as such restrictions and procedures may be established by the Compensation Committee or Administrator from time to time in light of applicable laws and regulations pertinent to such individuals and their transactions in the Common Stock and Company policy.

14.

Bifurcation of Plan.

It is the intent of the Company that the purchase and sale of shares of Common Stock under the Plan by or on behalf of Participants who are or may be subject to Section 16 of the Exchange Act (“Insiders”) will be structured and conducted so as to render such purchases and sales exempt, to the extent possible, from the reporting obligations of Insiders under Section 16(a) of the Exchange Act and any liability of the Insiders under Section 16(b) of the Exchange Act.  In furtherance of this goal, the Compensation Committee is authorized, in its discretion, to adopt such additional procedures and to establish such additional terms and conditions relevant to participation by Insiders in the Plan generally so as to qualify such Insiders’ transactions as exempt under the rules and regulations promulgated by the Securities and Exchange Commission under said Section 16, specifically including Rule 16b-3.  Included, without limitation. in the measures that the Compensation Committee is authorized to take in order to achieve such purpose are the following:

(i)

the establishment of additional limits on Insiders’ ability to purchase and sell shares under the Plan, including prohibitions or suspensions of certain sales and purchases;

(ii)

prohibiting certain Insiders from participating altogether in the Plan (e.g., Insiders who are or become 5% shareholders);

(iii)

limiting the ability of Insiders to purchase shares under the Plan for certain periods of time at a Discounted Price or at a Purchase Price lower than a defined “target price;” and

(iv)

segregating the participation of Insiders under the Plan from the participation of non-Insiders, in whole or in part, by establishment of separate sub-plans or the bifurcation of the general Plan into two or more plans, operating independently of one another to the extent necessary to exempt Insiders’ transactions from Sections 16(a) and 16(b).

Any such measures adopted by the Compensation Committee will be structured to the extent possible so as to provide Insider Participants with benefits similar to, but not materially greater than, benefits then available to non-Insider Participants.

15.

Miscellaneous.

(a)

Expiration, Termination, Amendments.  The Plan shall expire on the tenth anniversary of the Effective Date, unless otherwise terminated earlier as contemplated below.  The Board in its sole discretion may amend or terminate the Plan at any time, provided that any such amendment or termination may not adversely affect the rights or interests of any Participant with respect to the shares of Common Stock or other assets then held in such Participant’s Plan Account without the express consent of such Participant, and provided further that any such amendment requiring the approval of shareholders of the Company under any applicable law or regulation, including the rules and regulations of the Securities and Exchange Commission and National Securities Exchange, will not become effective unless and until such shareholder approval shall have been obtained.

(b)

No Right to Continued Service.  An individual Participant’s right, if any, to continue to serve the Company or any Subsidiary in any capacity, including as an Employee, Director, or Advisory Director, shall not be enhanced or otherwise affected by such individual’s participation in the Plan.

(c)

Governing Law. The provisions of the Plan shall be construed in accordance with, and governed by, the laws of the State of New York without reference to applicable conflict of laws provisions, except insofar as such provisions may be expressly made subject to the laws of any other state or federal law.

(d)

Successors.   All obligations of the Company in connection with the Plan shall be binding on any successor to the Company.

(e)

Beneficiaries. No right or benefit under the Plan may be transferred by any Participant to any other party, except upon such Participant’s death and then only pursuant to the terms of a will or other binding instrument governing the transfer of Participant’s assets upon death or the laws of descent and intestacy.  All rights and benefits of participation may be exercised only by the Participant during his or her lifetime. In accordance with the procedures determined by the Administrator, if any, a Participant may file with the Administrator or its Agent a written designation of a beneficiary who is to receive any shares and/or cash, if any, from the Participant's Plan Account upon such Participant's death.

(f)

Shareholder Approval. The Plan, in order to become effective, must be approved by the affirmative vote or written consent of shareholders of the Company holding at least that number of shares required to constitute such approval under all applicable laws and regulations, including the listing requirements and other regulations promulgated by any applicable National Securities Exchange.  If not thus approved by the shareholders, the Plan shall be null and void and of no force and effect.